Exh 99.1
Trimble receives expected delisting and deficiency notice from Nasdaq
To date, management has not identified any errors that would require a restatement of financials
Westminster, CO, November 14, 2024 – On November 13, 2024, Trimble Inc. (NASDAQ: TRMB) received a staff delisting determination from the Listing Qualifications Department of The Nasdaq Stock Market LLC, informing the Company that Nasdaq has initiated a process which could result in the delisting of the Company’s common stock from Nasdaq as a result of the Company not being in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.
In addition, Nasdaq also informed the Company that it is delinquent in filing its Quarterly Report on Form 10-Q for the period ended September 27, 2024. The staff determination and the deficiency notice have no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s securities.
The staff determination was issued because the Company had not filed the Quarterly Reports on Form 10-Q for the periods ended March 29, 2024, June 28, 2024 and September 27, 2024 by the November 11, 2024 deadline previously granted by Nasdaq.
The Company intends to appeal the staff determination before a Nasdaq Hearing Panel and seek a further stay of any suspension or delisting action pending the hearing process in accordance with the procedures set forth in the staff determination. Hearings are typically scheduled to occur 30 to 45 days after the date of the request. Following the hearing, the Hearing Panel will issue a decision, which the Company may further appeal to the Nasdaq Listing Council for review. The Company believes it is well positioned, although not guaranteed, to be granted an extension. This would provide the Company and Ernst & Young LLP, the Company’s independent registered public accounting firm, additional time to complete their work and for the Company to file its financials, thereby regaining compliance with the Nasdaq Listing Rule.
The Company is working diligently with EY to complete the previously disclosed assessment of the impacts related to the Company’s internal controls over financial reporting as soon as practicable. EY has been performing and continues to perform incremental audit procedures responsive to the identified material weaknesses.
Based on the work to date, management has not identified any errors that would result in a restatement to the consolidated financial statements for the periods presented in the Company’s Annual Report on Form 10-K, originally filed with the SEC on February 26, 2024, or for any previously released financial results. Furthermore, EY has not withdrawn its audit report on the financial statements included in the Company’s Annual Report on Form 10-K.
Safe Harbor Statement
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include statements regarding the Company’s intention to appeal the staff determination and seek an extended stay; the Nasdaq delisting process; and the timing and expectations in connection with the Company’s and EY’s assessment process and the filing of the delayed periodic reports; as well as all statements that are not historical facts. While management has not identified any errors based on the work completed to date that would result in a restatement to the consolidated financial statements for the periods presented in the Company’s Annual Report on Form 10-K, originally filed with the SEC on February 26, 2024, or for any previously released financial results, it is possible that errors could be discovered in the ongoing audit that could lead to such a restatement. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the expected results of EY’s completion of its additional audit procedures; the risk that the completion and filing of the delayed periodic reports will take longer than expected; the outcome of the Company’s appeal of the staff determination and request for an extended stay; the duration of any extension that may be granted by Nasdaq; and the risk that the Company will be unable to meet Nasdaq’s continued listing requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this press release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.
About Trimble
Trimble is transforming the ways people move, build and live. Core technologies in positioning, modeling and data analytics connect the digital and physical worlds to improve our customers' productivity, quality, safety, transparency and sustainability. For more information about Trimble (NASDAQ: TRMB), visit: www.trimble.com.